                                                                 Exhibit 10.49

===============================================================================


                                MERGER AGREEMENT


                  dated as of the 23rd day of February, 1998

                                 by and between


                           NATIONAL DIAGNOSTICS, INC.,
                             a Florida corporation,

                                       and

                      AMERICAN ENTERPRISE SOLUTIONS, INC.,
                             a Florida corporation,



===============================================================================

                                TABLE OF CONTENTS

1.  THE MERGER..................................................................1
    1.1   DELIVERY AND FILING OF CERTIFICATE OF MERGER..........................1
    1.2   EFFECTIVE TIME OF THE MERGER..........................................1
    1.3   CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS
          OF SURVIVING CORPORATION..............................................1
    1.4   CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK
          OF AES AND NDI........................................................2
    1.5   EFFECT OF MERGER......................................................2

2.  CONVERSION OF STOCK.........................................................3
    2.1   MANNER OF CONVERSION..................................................3
    2.2   CONSIDERATION.........................................................3

3.  DELIVERY OF SHARES..........................................................4
    3.1   SURRENDER OF CERTIFICATES REPRESENTING AES STOCK......................4
    3.2   DELIVERY BY AES STOCKHOLDERS TO NDI...................................4
    3.3   DELIVERY BY NDI TO AES STOCKHOLDERS...................................5

4.  CLOSING.....................................................................5
    4.1   PLACE AND DATE OF CLOSING.............................................5
    4.2   CLOSING DELIVERIES....................................................5

5.  REPRESENTATIONS AND WARRANTIES OF AES.......................................6
    5.1   DUE ORGANIZATION......................................................6
    5.2   AUTHORIZATION; VALIDITY...............................................6
    5.3   CAPITAL STOCK OF AES..................................................6
    5.4   TRANSACTIONS IN CAPITAL STOCK, ACCOUNTING TREATMENT...................6
    5.5   NO BONUS SHARES.......................................................7
    5.6   AES SUBSIDIARIES......................................................7
    5.7   PREDECESSOR STATUS; ETC...............................................7
    5.8   SPIN-OFF BY AES.......................................................7
    5.9   FINANCIAL STATEMENTS..................................................7
    5.10  LIABILITIES AND OBLIGATIONS...........................................8
    5.11  ACCOUNTS AND NOTES RECEIVABLE.........................................8
    5.12  PERMITS AND INTANGIBLES...............................................9
    5.13  ENVIRONMENTAL MATTERS.................................................9
    5.14  REAL AND PERSONAL PROPERTY...........................................10
    5.15  SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS............11
    5.16  TITLE TO REAL PROPERTY...............................................11
    5.17  INSURANCE............................................................11
    5.18  COMPENSATION; EMPLOYMENT AGREEMENTS..................................11



    5.19  EMPLOYEE BENEFIT PLANS...............................................12
    5.20  CONFORMITY WITH LAW; LITIGATION......................................12
    5.21  TAXES................................................................13
    5.22  NO VIOLATION.........................................................13
    5.23  GOVERNMENT CONTRACTS.................................................14
    5.24  ABSENCE OF CHANGES...................................................14
    5.25  DEPOSIT ACCOUNTS; POWERS OF ATTORNEY.................................15
    5.26  VALIDITY OF OBLIGATIONS..............................................15
    5.27  RELATIONS WITH GOVERNMENTS...........................................16
    5.28  DISCLOSURE...........................................................16
    5.29  BOARD APPROVAL.......................................................16

6.  REPRESENTATIONS AND WARRANTIES OF NDI......................................16
    6.1   DUE ORGANIZATION.....................................................16
    6.2   AUTHORIZATION; VALIDITY..............................................16
    6.3   CAPITAL STOCK OF NDI.................................................17
    6.4   TRANSACTIONS IN CAPITAL STOCK, ACCOUNTING TREATMENT..................17
    6.5   NO BONUS SHARES......................................................17
    6.6   NDI SUBSIDIARIES.....................................................17
    6.7   PREDECESSOR STATUS; ETC..............................................17
    6.8   SPIN-OFF BY NDI......................................................18
    6.9   FINANCIAL STATEMENTS; SECURITIES FILINGS.............................18
    6.10  LIABILITIES AND OBLIGATIONS..........................................18
    6.11  ACCOUNTS AND NOTES RECEIVABLE........................................19
    6.12  PERMITS AND INTANGIBLES..............................................19
    6.13  ENVIRONMENTAL MATTERS................................................20
    6.14  REAL AND PERSONAL PROPERTY...........................................21
    6.15  SIGNIFICANT CUSTOMERS; NDI MATERIAL CONTRACTS AND COMMITMENTS........21
    6.16  TITLE TO REAL PROPERTY...............................................22
    6.17  INSURANCE............................................................22
    6.18  COMPENSATION; EMPLOYMENT AGREEMENTS..................................22
    6.19  EMPLOYEE BENEFIT PLANS...............................................22
    6.20  CONFORMITY WITH LAW; LITIGATION......................................23
    6.21  TAXES................................................................23
    6.22  NO VIOLATION.........................................................24
    6.23  GOVERNMENT CONTRACTS.................................................24
    6.24  ABSENCE OF CHANGES...................................................24
    6.25  DEPOSIT ACCOUNTS; POWERS OF ATTORNEY.................................26
    6.26  VALIDITY OF OBLIGATIONS..............................................26
    6.27  RELATIONS WITH GOVERNMENTS...........................................26
    6.28  DISCLOSURE...........................................................27
    6.29  BOARD APPROVAL.......................................................27


7.  COVENANTS PRIOR TO CLOSING.................................................27
    7.1   ACCESS AND COOPERATION; DUE DILIGENCE................................27
    7.2   CONDUCT OF BUSINESS PENDING CLOSING; SECURITIES FILINGS
          AND OTHER OBLIGATIONS ...............................................28
    7.3   PROHIBITED ACTIVITIES................................................29
    7.4   NOTICE TO BARGAINING AGENTS..........................................31
    7.5   NOTIFICATION OF CERTAIN MATTERS......................................31
    7.6   AMENDMENT OF SCHEDULES...............................................32
    7.7   COOPERATION IN OBTAINING REQUIRED CONSENTS AND APPROVALS.............32

8.  CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS
    AND AES....................................................................33
    8.1   REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS...........33
    8.2   NO LITIGATION........................................................33
    8.3   REVERSE STOCK SPLIT/AUTHORIZATION OF ADDITIONAL NDI COMMON STOCK.....34
    8.4   NO MATERIAL ADVERSE CHANGE...........................................34
    8.5   OPINION OF COUNSEL...................................................34
    8.6   CONSENTS AND APPROVALS...............................................34
    8.7   CERTIFICATES.........................................................34
    8.8   EXAMINATION OF FINANCIAL STATEMENTS..................................34
    8.9   REGISTRATION OF NDI COMMON STOCK TO BE ISSUED TO
          AES STOCKHOLDERS.....................................................34
    8.10  SHAREHOLDER APPROVAL.................................................35
    8.11  DISSENTERS...........................................................35

9.  CONDITIONS PRECEDENT TO OBLIGATIONS OF NDI.................................35
    9.1   REPRESENTATIONS AND WARRANTIES: PERFORMANCE OF OBLIGATIONS...........35
    9.2   OPINION OF COUNSEL...................................................35
    9.3   CERTIFICATES.........................................................35
    9.4   SHAREHOLDER APPROVAL.................................................36
    9.5   REPRESENTATIONS, WARRANTIES AND COVENANTS OF
          AES DIRECTORS AND OFFICERS...........................................36

10. INDEMNIFICATION............................................................36
    10.1  INDEMNIFICATION BY AES DIRECTORS AND OFFICERS........................36
    10.2  INDEMNIFICATION BY NDI...............................................36
    10.3  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND PLEDGES
          OF INDEMNIFICATION...................................................36
    10.4  THIRD PERSON CLAIMS..................................................37
    10.5  REMEDY...............................................................38

11. NONDISCLOSURE OF CONFIDENTIAL INFORMATION..................................39
    11.1  AES' OFFICERS AND DIRECTORS..........................................39
    11.2  NDI..................................................................39
    11.3  DAMAGES..............................................................39



    11.4  SURVIVAL.............................................................39

12  FEDERAL SECURITIES ACT REPRESENTATIONS.....................................39

13. GENERAL....................................................................40
    13.1  TERMINATION..........................................................40
    13.2  COOPERATION..........................................................40
    13.3  SUCCESSORS AND ASSIGNS...............................................40
    13.4  ENTIRE AGREEMENT.....................................................41
    13.5  COUNTERPARTS.........................................................41
    13.6  BROKERS AND AGENTS...................................................41
    13.7  EXPENSES.............................................................41
    13.8  NOTICES..............................................................41
    13.9  GOVERNING LAW........................................................42
    13.10 EXERCISE OF RIGHTS AND REMEDIES......................................43
    13.11 TIME.................................................................43
    13.12 REFORMATION AND SEVERABILITY.........................................43
    13.13 NO THIRD PARTY BENEFICIARIES.........................................43
    13.14 TAX FREE MERGER......................................................43

                                MERGER AGREEMENT


         THIS MERGER AGREEMENT (the "Agreement") is made as of the 23rd day of February, 1998, by and between NATIONAL DIAGNOSTICS, INC., a Florida corporation ("NDI") and AMERICAN ENTERPRISE SOLUTIONS, INC., a Florida corporation ("AES").

         WHEREAS, the respective Boards of Directors of NDI and AES (which together are hereinafter collectively referred to as "Constituent Corporations") deem it advisable and in the best interests of the Constituent Corporations and their respective stockholders that AES merge with and into NDI pursuant to this Agreement and the applicable provisions of the laws of the State of Florida, such transaction sometimes being herein called the "Merger;" and

         WHEREAS, the parties hereto intend that this transaction and the Merger be treated, for tax purposes, as a tax free reorganization.

         NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. THE MERGER

            1.1 DELIVERY AND FILING OF CERTIFICATE OF MERGER. The Constituent Corporations will cause Articles of Merger with respect to the Merger to be signed and delivered to the Secretary of State of the State of Florida in accordance with the requirements of Section 607.1105 of the Florida Statutes.

            1.2 EFFECTIVE TIME OF THE MERGER. The "Effective Time of the
Merger" shall be the date of filing the requisite Articles of Merger with the Florida Secretary of State. At the Effective Time of the Merger, the separate existence of AES shall cease. NDI shall be the surviving party in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation". The Merger will be effected in a single transaction.

            1.3 CERTIFICATE OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time of the Merger:

               (i) the Articles of Incorporation of NDI shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law; provided that immediately prior to the Closing (as herein defined), AES shall change its name and NDI shall change its name to American Enterprise Solutions, Inc.

               (ii) the By-laws of AES shall be the By-laws of the Surviving
                    Corporation until they shall thereafter be duly amended;

               (iii) the Board of Directors of the Surviving Corporation shall consist of the following persons:

         Benedict S. Maniscalco, M.D.                Anthony Maniscalco
         Charles Broes                               Ron Pion, M.D.
         Dr. Frederick Iezzi                         Jody Simon
         Ernest N. Burson, III

         The Board of Directors of the Surviving Corporation shall hold office subject to the provisions of the laws of the State of Florida and of the Articles of Incorporation and By-laws of the Surviving Corporation.

               (iv) the officers of the Surviving Corporation shall be as follows:

               CEO                                  Charles Broes
               President                            Ernest N. Burson, III
               Secretary                            Charles Broes
               Assistant Secretary                  Joy Stritikus
               Treasurer                            Charles Broes

         Each officer of the Surviving Corporation shall serve until his or her successor is elected and qualified in accordance with the By-laws of the Surviving Corporation.

            1.4 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF AES AND NDI. The respective designations and numbers of outstanding shares and voting rights of the outstanding capital stock of AES and NDI as of the date of this Agreement are as follows:

               (i) the authorized capital stock of AES ("AES Stock") is 100,000,000 shares of AES common stock, $0.0001 par value per share, of which 10,670,513 are currently issued and outstanding; and

               (ii) the authorized capital stock of NDI is:

                     A. 9,000,000 shares of common stock, no par value ("NDI
                        Common Stock"), of which 3,093,430 shares are currently issued and outstanding;

                     B. 1,000,000 shares of preferred stock, no par value ("NDI
                        Preferred Stock"), none of which are currently issued and outstanding.

            1.5 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in the applicable provisions of the Florida Business Corporation Act.

Without limiting the generality of the foregoing, and subject thereto, at the Effective Time of the Merger (i) all the rights, privileges, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to AES shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of AES, and (ii) all debts, liabilities, duties and obligations of AES shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of AES and neither the rights of creditors nor any liens upon the property of AES shall be impaired by the Merger, and such rights and liens shall be enforced against the Surviving Corporation.

         2. CONVERSION OF STOCK

            2.1 MANNER OF CONVERSION. As a consequence of the Merger, the issued and outstanding AES Stock will be converted into NDI Common Stock. The manner of converting the shares of AES Stock into shares of NDI Common Stock shall be as follow: As of the Effective Time of the Merger, all of the shares of AES Stock issued and outstanding immediately prior to the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be deemed to represent that number of shares of NDI Common Stock determined pursuant to Section 2.2 (ii) (B) below; and

         All NDI Common Stock received by the stockholders of AES (collectively the "AES STOCKHOLDERS") as of the Effective Time of the Merger shall have the same voting, liquidation and other rights as all the other shares of outstanding NDI Common Stock.

            2.2 CONSIDERATION.

               (i) AES STOCKHOLDERS will own, in the aggregate, 87.7% of the issued and outstanding NDI Common Stock immediately after consummation of the Merger. Each AES STOCKHOLDER shall be entitled to receive such number of shares of NDI Common Stock as set forth in Annex II attached hereto.

               (ii) To facilitate consummation of the transactions provided for herein, and as a condition to the Closing, NDI shall have:

                    A. Effected a 2.0670422 to 1 reverse stock split of the
                       3,093,430 shares of currently issued and outstanding
                       NDI Common Stock, so that NDI shareholders will own an aggregate of 1,496,549 shares of NDI Common Stock immediately after the reverse stock split and also immediately upon and after the consummation of the Merger; said aggregate amount of NDI Common Stock being equal to 12.3% of the issued and outstanding NDI Common Stock immediately after consummation of the Merger; and

                    B. Authorized the issuance of an aggregate of 10,670,513 shares of NDI Common Stock for the pro rata distribution to the AES STOCKHOLDERS as set forth on Annex II attached hereto; said aggregate amount of NDI Common Stock being equal to 87.7% of the issued and outstanding NDI Common Stock immediately after consummation of the Merger. Each share of AES Stock shall be converted into one (1) share of NDI Common Stock as a result of the Merger; provided, however, that if AES issues additional AES Stock prior to the Closing (as that term is herein defined), each share of AES Stock will be converted into the number of shares of NDI Common Stock calculated by multiplying 1 by a fraction, the numerator of which is 10,670,513 and the denominator of which is the number of shares of AES Stock then outstanding; and the NDI shareholders will hold 12.3% of the NDI Common Stock immediately after the Merger.

         3. DELIVERY OF SHARES.

            3.1 SURRENDER OF CERTIFICATES REPRESENTING AES STOCK. At the Closing, as defined in section 4 below:

               (i) Subject to Section 4.2(b), the AES STOCKHOLDERS, as the holders of all certificates representing all issued and outstanding shares of AES Stock, shall, upon surrender of such certificates, be entitled to receive the number of shares of NDI Common Stock pursuant to Section 2.2 above, all in accordance with their pro rata shares (as set forth in Annex II hereto); and

               (ii) Until the certificates representing AES Stock have been surrendered by the AES STOCKHOLDERS and replaced by certificates representing NDI Common Stock, the certificates for AES Stock shall, for all corporate purposes be deemed to evidence the right to receive shares of NDI Common Stock, as set forth in Section 2.2.

            3.2 DELIVERY BY AES STOCKHOLDERS TO NDI. The AES STOCKHOLDERS shall deliver to NDI at Closing or as soon thereafter as is practicable, the certificates representing AES Stock, duly endorsed in blank by the AES STOCKHOLDERS, or accompanied by blank stock powers, (with signature guaranteed if so required by NDI) and with all necessary transfer tax and other revenue stamps, acquired at AES' expense or the AES STOCKHOLDERS' expense, affixed and canceled. The AES STOCKHOLDERS shall promptly cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such AES Stock or with respect to the stock powers accompanying any AES Stock.

            3.3 DELIVERY BY NDI TO AES STOCKHOLDERS. NDI shall deliver to the AES STOCKHOLDERS, at Closing or upon tender of the AES Stock, certificates for shares of NDI Common Stock pursuant to Section 2.2 above.

         4. CLOSING

            4.1 PLACE AND DATE OF CLOSING. Delivery of the stock certificates referred to in Section 3 above, and consummation of the other transactions contemplated by this Agreement (hereinafter referred to as the "Closing") shall take place at the offices of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, FL (or at such other location as may be agreed upon by AES and NDI) on July 31, 1998, or as soon as practicable after all conditions to Closing shall have been satisfied or waived, or at such other time and date as NDI and AES may mutually agree, which date shall be referred to as the "Closing Date."

            4.2 CLOSING DELIVERIES.

               (a) At the Closing, each AES STOCKHOLDER shall deliver to NDI, free and clear of all pledges, liens, transfer and stamp tax obligations, encumbrances, claims and other charges thereon of every kind, the certificates for AES Stock pursuant to Section 3 hereof.

               (b) At the Closing NDI shall deliver to the AES STOCKHOLDERS, free and clear of all pledges, liens, transfer and stamp tax obligations, encumbrances, claims and other charges thereon of every kind, the certificates for the NDI Common Stock pursuant to Section 3 hereof. The number of shares of NDI Common Stock issued to the AES STOCKHOLDERS, as a group, pursuant to the Merger shall be equal to 87.7% of the outstanding capital stock of NDI immediately following the Merger.

               (c) At the Closing, AES shall make available to NDI the written resignations of all the directors and officers of AES effective as of the Closing except for such directors and officers as are provided in Section 1.3 above, and shall cause to be made available to NDI all minute books, stock record books, books of account, corporate seals, leases, contracts, agreements, securities, bank, checking and money market accounts, other investments, deposits, customer and subscriber lists, files and other documents, instruments and papers belonging to AES and shall cause full possession and control of all of the assets and properties of every kind and nature, tangible and intangible, of AES and of all other things and matters pertaining to the operation of the business of AES to be transferred and delivered to NDI . At the Closing, AES shall also deliver to NDI and NDI shall deliver to AES, the certificates, opinions and other instruments and documents referred to in Sections 8 and 9 hereof, respectively.

         5. REPRESENTATIONS AND WARRANTIES OF AES

            AES represents and warrants to NDI as follows:

            5.1 DUE ORGANIZATION. Each of AES and the subsidiaries of AES identified in Schedule 5.6 hereto (the "AES Subsidiaries") is a corporation duly organized, validly existing and is in good standing under the laws of its jurisdiction of incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of AES and the AES Subsidiaries taken as a whole (a "Material Adverse Effect"). Schedule 5.1 hereto contains a list of all jurisdictions in which AES and each AES Subsidiary is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of AES and each AES Subsidiary are attached hereto as part of Schedule 5. 1. Such Articles of Incorporation and By-laws are referred to herein as the "AES Charter Documents." The minute books of AES and each AES Subsidiary as heretofore made available to NDI (and as shall be delivered to NDI at Closing) are correct and complete in all material respects.

            5.2 AUTHORIZATION; VALIDITY. The representatives of AES executing this Agreement have the corporate power and authority to enter into and bind AES to the terms of this Agreement. AES has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by AES and the performance by AES of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of AES and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of AES enforceable in accordance with its terms.

            5.3 CAPITAL STOCK OF AES. The authorized capital stock of AES is as set forth in Section 1.4(i) hereof. All of the issued and outstanding shares of the capital stock of AES have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the AES STOCKHOLDERS in the amounts set forth in Annex I hereto free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of AES were offered, issued, sold and delivered by AES in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive rights with respect to the AES stock.

            5.4 TRANSACTIONS IN CAPITAL STOCK, ACCOUNTING TREATMENT. Except as set forth in Schedule 5.4 hereto, no option, warrant, call, conversion right or commitment of any kind exists which may obligate AES to issue any shares of capital stock. Except as set forth in Schedule 5.4 hereto, AES has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The voting stock structure of AES and the AES Subsidiaries has not been materially altered or changed in contemplation of the Merger. Except as provided in Schedule 5.4, the relative ownership of shares among any of the respective stockholders of AES and the AES Subsidiaries has not been materially altered or changed in contemplation of the Merger; provided, however, that AES may continue to issue stock in acquisition transactions between the date hereof and Closing.

            5.5 NO BONUS SHARES. Except as set forth in Schedule 5.5 hereto, none of the shares of AES Stock was issued pursuant to awards, grants or bonuses.

            5.6 AES SUBSIDIARIES. AES has no subsidiaries other than those listed on Schedule 5.6 hereto (previously defined as the AES Subsidiaries), and except as set forth on Schedule 5.6 hereto, AES does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity (other than the AES Subsidiaries), nor is AES, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity. Schedule 5.6 hereto lists the number of shares and class of authorized capital stock of the AES Subsidiaries, all of which shares are owned by AES free and clear of all liens, encumbrances and claims of every kind. Notwithstanding anything to the contrary herein contained, AES may continue to acquire other businesses and companies between the date hereof and the Closing Date.

            5.7 PREDECESSOR STATUS; ETC. Set forth in Schedule 5.7 is a listing of all names of all predecessor companies of AES, including without limitation the names of any entities from whom AES has acquired material assets other than in the normal and ordinary course of business and consistent with past practice. Except as set forth in Schedule 5.7 hereto, AES has not at any time been a subsidiary or division of another corporation or a party to an acquisition which was later rescinded.

            5.8 SPIN-OFF BY AES. There has not been any sale or spin-off of material assets of either AES, any AES Subsidiary or any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with AES ("Affiliates") within the preceding year.

            5.9 FINANCIAL STATEMENTS. AES (i) has delivered to NDI (attached as
Schedule 5.9 hereto) true, complete and correct copies of unaudited unconsolidated balance sheets of certain AES Subsidiaries as of December 31, 1997 (the end of their most recent completed fiscal year), and unaudited Statements of Income, Accumulated Deficit and Cash Flows for the same AES Subsidiaries for the same periods and will deliver to NDI as soon as practicable its own unaudited 1997 financial statements and those of its other subsidiaries (collectively, the "AES Financials").

            5.10 LIABILITIES AND OBLIGATIONS.

            (a) Except as disclosed on Schedule 5.10 attached hereto, neither AES nor any AES Subsidiary is liable for or subject to any liabilities exceeding an aggregate amount of $500,000, except for:

               (i) those liabilities reflected or to be reflected on the AES Financials and not heretofore paid or discharged;

               (ii) those liabilities arising in the ordinary course of its business (which, in AES's case, consists of acquiring other businesses and companies) consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise;

              (iii) those liabilities incurred in the ordinary course of business (which, in AES's case, consists of acquiring other businesses and companies) and either not required to be shown on the AES Financials or arising after the date thereof; and

               (iv) those liabilities incurred during the routine operations of
                    AES and consistent with past practice (which, in AES's case, consists of acquiring other businesses and companies), the amount of which can be determined only subsequent to the date of the AES Financials.

         For purposes of this Section 5.10 and Section 10 below, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

            (b) AES has delivered to NDI, in the case of those liabilities which are not fixed, a reasonable estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, AES has provided to NDI (i) a summary description of the liability together with (A) copies of all relevant documentation relating thereto, (B) amounts claimed and any other action or relief sought and (C) name of claimant,
(ii) all other parties to the claim, suit or proceeding and the name of each court or agency before which such claim, suit or proceeding is pending, and
(iii) the date such claim, suit or proceeding was instituted.

            5.11 ACCOUNTS AND NOTES RECEIVABLE. AES has delivered to NDI an accurate list (attached as Schedule 5.11 hereto) of the accounts and notes receivable of AES and each AES Subsidiary as of a date not more than 90 business days prior to the date hereof (including without limitation receivables from and advances to employees and the AES STOCKHOLDERS). Prior to Closing, AES shall also update Schedule 5.11 and provide NDI with an accurate list of all accounts and notes receivable as of the end of the month preceding the month in which the Closing occurs. All lists of accounts and notes receivable shall show the aging of all accounts and notes receivable showing amounts due in 30-day aging categories. To the best knowledge of AES, except to the extent reflected on Schedule 5.11, such accounts and notes are collectible in the amount shown on Schedule 5.11, net of reserves reflected in the balance sheet as of the Date of the AES Financials.

            5.12 PERMITS AND INTANGIBLES. To the best of their knowledge, each of AES and the AES Subsidiaries owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), title permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, the absence of any of which could have a Material Adverse Effect (the "AES Material Permits"). AES has delivered to NDI an accurate list and summary description (attached as Schedule
5.12 hereto) of all AES Material Permits. To the knowledge of AES, the AES Material Permits are valid, and AES has not received any notice that any governmental authority intends to modify, cancel, terminate or not renew any AES Material Permit. AES and each AES Subsidiary has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the AES Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to AES or any AES Subsidiary by, any AES Material Permit.

            5.13 ENVIRONMENTAL MATTERS.

            (a) To the best of their knowledge, each of AES and the AES Subsidiaries has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it and its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

            (b) To the best of their knowledge, each of AES and the AES Subsidiaries has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by AES or any AES Subsidiary where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

            (c) There have been no releases or threats of releases (as defined in Environmental Laws) by AES or any of its subsidiaries at, from, in or on any property owned or operated by AES or any AES Subsidiary except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect;

            (d) To the best of their knowledge, each of AES and the AES Subsidiaries knows of no on-site or off-site location to which AES or any AES Subsidiary has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against AES, any AES Subsidiary, NDI or and NDI Subsidiary (as hereinafter defined) for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States or Florida environmental statutes, as amended; and

            (e) To the best of their knowledge, neither AES nor any AES Subsidiary has or will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a Material Adverse Effect.

            5.14 REAL AND PERSONAL PROPERTY. AES has delivered to NDI an accurate list (attached as Schedule 5.14 hereto) of all owned and leased real property, all personal property included in "depreciable plant, property and equipment" on the AES Financials and all other personal property owned or leased by AES or any AES Subsidiary with a value in excess of $100,000 (i) as of the date of the AES Financials and (ii) acquired since the date of the AES Financials, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of AES and the AES Subsidiaries. All personal property, material machinery and equipment of AES and the AES Subsidiaries listed on Schedule 5.14 are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of AES or the AES Subsidiary and, to the knowledge of AES, the other parties thereto in accordance with their respective terms. All fixed assets used by AES or any AES Subsidiary that are material to the operation of their business are either owned by AES or the AES Subsidiary or leased under an agreement listed on Schedule 5.15. Schedule 5.14 includes without limitation true, complete and correct copies of all title reports and title insurance policies received or owned by AES or any AES Subsidiary that are still in effect. Schedule 5.14 also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of AES has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by AES or any AES Subsidiary would require additional material expenditures of capital.

            5.15 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS.
Schedule 5.15 hereto contains an accurate list of (i) all significant customers (i.e. those customers representing 5% or more of AES's revenues for the 12 months ending on the date of the AES Financials, or who have paid to AES $100,000 or more in any of the past four fiscal quarters) and (ii) all material contracts, commitments, leases, instruments, agreements, licenses or permits to which AES or any AES Subsidiary is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) as of the date of the AES Financials and (ii) entered into since the date of the AES Financials (collectively, the "AES Material Contracts"). Schedule 5.15 hereto includes true, complete and correct copies of the AES Material Contracts. Except to the extent set forth on Schedule 5.15 hereto, (i) none of AES's significant customers have canceled or substantially reduced or, to the knowledge of AES are currently attempting or threatening to cancel or substantially reduce service,
(ii) AES and the AES Subsidiaries have complied with all of their respective material commitments and obligations and are not in default under any of the AES Material Contracts and no notice of default has been received with respect to any thereof and (iii) there are no AES Material Contracts that were not negotiated at arm's length with third parties not affiliated with AES or any officer, director or AES STOCKHOLDER. AES is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of AES or any AES Subsidiary are represented by any labor union or covered by any collective bargaining agreement and, to the best of AES's knowledge, no campaign to establish such representation is in progress. There is no pending or, to the best of AES's knowledge, threatened labor dispute involving AES or any AES Subsidiary and any group of their employees nor has AES or any AES Subsidiary experienced any labor interruptions over the past year and AES considers its relationship with its employees to be good.

            5.16 TITLE TO REAL PROPERTY. AES and each AES Subsidiary does not own any real property except as set forth on Schedule 5.16 hereto.

            5.17 INSURANCE. AES has delivered to NDI an accurate list (attached as Schedule 5.17 hereto) as of the Date of the AES Financials of all insurance policies carried by AES and the AES Subsidiaries and all insurance loss runs or workmen's compensation claims received for the past policy year. Also attached to Schedule 5.17 are true, complete and correct copies of all current insurance policies, all of which are in full force and effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date.

            5.18 COMPENSATION; EMPLOYMENT AGREEMENTS. AES has delivered to NDI an accurate list (attached as Schedule 5.18 hereto) showing all officers and directors of AES and each AES Subsidiary, and of all employees of AES and the AES Subsidiaries currently earning, on an annualized basis (including commissions) in excess of $150,000 per year (the "AES Key Employees"), listing all employment agreements with such officers, directors and AES Key Employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the date of the AES Financials and (ii) the date hereof. AES has provided to NDI true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on Schedule 5.18.

            5.19 EMPLOYEE BENEFIT PLANS. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by AES or any AES Subsidiary for the benefit of any current or former employee of AES or any AES Subsidiary or in which such employees are entitled to participate are listed in Schedule 5.19 (the "AES Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered or made available to NDI. Except as disclosed on Schedule 5.19:

               (i) each AES Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law;

               (ii) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any AES Benefit Plan;

              (iii) all required contributions to AES Benefit Plans have been made, and all benefits accrued under any unfunded AES Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP and AES and the AES Subsidiaries have performed all material obligations required to be performed under the AES Benefit Plans; and


               (iv) no employee of AES or any AES Subsidiary is represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employee, there are no pending or, to the knowledge of AES, threatened representation campaigns concerning union representation involving any employee or efforts of any labor union or organization (or representatives thereof) to organize any employees. If reasonably requested by NDI, AES will terminate any AES Benefit Plan substantially contemporaneously with the Closing.


            5.20 CONFORMITY WITH LAW; LITIGATION. To the best of their knowledge, neither AES nor any AES Subsidiary has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, which violations in the aggregate would have a Material Adverse Effect; and except to the extent set forth in Schedule 5.10, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of AES, threatened, against or affecting AES or any AES Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

            5.21 TAXES. Except as set forth in Schedule 5.21, (i) AES and each AES Subsidiary has timely filed or will timely file all requisite federal, state and other Tax (as defined below) returns, reports and forms ("AES Returns") for all periods ended on or before the Closing Date; (ii) there are no examinations in progress or claims against AES for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received;
(iii) the amounts shown as accruals for Taxes on the AES Financials are sufficient for the payment of all Taxes, whenever determined, for all fiscal periods ended on or before that date; (iv) AES and each AES Subsidiary has a taxable year ending on December 31 in each year; (v) AES and each AES Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past year; (vi) AES and each AES Subsidiary has paid or has fully accrued for all Taxes, whenever determined, with respect to periods ending on or before the Closing Date; and (vii) copies of (1) any Tax examinations, (2) extensions of statutory limitations for the collection or assessment of Taxes and (3) the AES Returns for the last three (3) fiscal years are included as part of Schedule 5.21. If AES has undergone a sales tax audit with the Florida Department of Revenue within the last year, in regard to that audit, AES specifically represents that it has paid all amounts due and has no further liability whatsoever in regard to said audit or any other sales tax matters and, further, that no additional sales tax is due in connection with any reclassification of any assets of AES.

            Upon the request of NDI, AES shall provide NDI copies of all AES Returns other than those previously provided pursuant to clause (vii)(3) of the preceding sentence.

            For purposes of this Agreement, the term "Tax" shall be understood to include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest, imposed by the United States or any other country or any state, county, local or foreign government or subdivision or agency thereof.

            5.22 NO VIOLATION. To the best of their knowledge, neither AES, any AES Subsidiary or any other party thereto is (i) in violation of any AES Charter Document or (ii) in default under any AES Material Contract (the AES Material Contracts, together with the AES Charter Documents, being referred to herein as the "AES Material Documents"); and, except as set forth in the Schedules attached to this Agreement, (a) the rights and benefits of AES and the AES Subsidiaries under the AES Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the AES Material Documents or the AES Charter Documents. If any of the AES Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit, then (i) AES will furnish all requisite notices and use its best efforts to obtain the necessary consents and approvals before consummation of the Merger; or (ii) the current officers and directors of AES will cooperate with NDI in furnishing the requisite notices and in obtaining the necessary consents and approvals after consummation of the Merger.

            5.23 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.23 neither AES nor any AES Subsidiary is a party to any governmental contracts subject to price redetermination or renegotiation.

            5.24 ABSENCE OF CHANGES. Since February 21, 1998, except as contemplated herein or as set forth on Schedule 5.24, there has not been:

               (i) any changes that, individually or in the aggregate, have had a Material Adverse Effect;

               (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of AES or any AES Subsidiary;

              (iii) any change in the authorized capital of AES or any AES
                    Subsidiary or in their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments; provided, however, that AES may continue to issue stock and securities in connection with acquisitions and financing of businesses and companies

               (iv) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of AES or any AES Subsidiary;

               (v) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of AES or any AES Subsidiary to any person, including without limitation the AES STOCKHOLDERS and their affiliates;

               (vi) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to AES or any AES Subsidiary, including without limitation any indebtedness or obligation of any of the AES STOCKHOLDERS or any affiliate thereof, provided that AES and the AES Subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

              (vii) any plan, agreement or arrangement granting any
                    preferential rights to purchase or acquire any interest in any of the assets, property or rights of AES or any AES Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

             (viii) any waiver of any material rights or claims of AES or any
                    AES Subsidiary;

               (ix) any material breach, amendment or termination of any
                    material contract, agreement, license, permit or other right to which AES or any AES Subsidiary is a party; or

               (x) any transaction by AES or any AES Subsidiary outside the ordinary course of business.

            5.25 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. AES has delivered to NDI an accurate schedule (Schedule 5.25) as of the date of this Agreement, of:

               (i) the name of each financial institution in which AES or any AES Subsidiary has an account or safe deposit box;

               (ii) the names in which the accounts or boxes are held;

              (iii) the type of account; and

               (iv) the name of each person authorized to draw thereon or have access thereto.

               Schedule 5.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from AES or any AES Subsidiary and a description of the terms of such power.

            5.26 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by AES and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of AES, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of AES.

            5.27 RELATIONS WITH GOVERNMENTS. Neither AES nor any of the AES Subsidiaries have made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause AES or any AES Subsidiary to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

            5.28 DISCLOSURE. No representation or warranty by AES contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, NDI pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

            5.29 BOARD APPROVAL. The Board of Directors of AES has approved the Merger and the terms of this Agreement.

         6. REPRESENTATIONS AND WARRANTIES OF NDI

            NDI represents and warrants to AES as follows:

            6.1 DUE ORGANIZATION. Each of NDI and the subsidiaries of NDI identified in Schedule 6.6 hereto (the "NDI Subsidiaries") is a corporation duly organized, validly existing and is in good standing under the laws of its jurisdiction of incorporation, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of NDI and the NDI Subsidiaries taken as a whole (a "Material Adverse Effect"). Schedule 6.1 hereto contains a list of all jurisdictions in which NDI and each NDI Subsidiary is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of NDI and each NDI Subsidiary are attached hereto as part of Schedule 6. 1. Such Articles of Incorporation and By-laws are referred to herein as the "NDI Charter Documents." The minute books of NDI and each NDI Subsidiary as heretofore made available to AES are correct and complete in all material respects.

            6.2 AUTHORIZATION; VALIDITY. The representatives of NDI executing this Agreement have the corporate power and authority to enter into and bind NDI to the terms of this Agreement. NDI has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by NDI and the performance by NDI of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of NDI and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of NDI enforceable in accordance with its terms.

            6.3 CAPITAL STOCK OF NDI. The authorized capital stock of NDI is as set forth in Section 1.4(ii) hereof. All of the issued and outstanding shares of the capital stock of NDI have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the stockholders of NDI (collectively, the "NDI STOCKHOLDERS"). All of the issued and outstanding shares of the capital stock of NDI were offered, issued, sold and delivered by NDI in compliance with all applicable state and federal laws concerning the issuance of securities. There are no preemptive rights with respect to the NDI Common Stock.

            6.4 TRANSACTIONS IN CAPITAL STOCK, ACCOUNTING TREATMENT. Except as set forth in Schedule 6.4 hereto, no option, warrant, call, conversion right or commitment of any kind exists which may obligate NDI to issue any shares of capital stock. Except as set forth in Schedule 6.4 hereto, NDI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The voting stock structure of NDI and the NDI Subsidiaries has not been materially altered or changed in contemplation of the Merger, except that NDI shall be allowed to effect the transactions provided for in Section 2.2(ii) hereof without being in violation of the provisions of this
Section 6.4.

            6.5 NO BONUS SHARES. Except as set forth in Schedule 6.5 hereto, none of the shares of NDI Common Stock was issued pursuant to awards, grants or bonuses.

            6.6 NDI SUBSIDIARIES. NDI has no subsidiaries other than those listed on Schedule 6.6 hereto (previously defined as the NDI Subsidiaries), and except as set forth on Schedule 6.6 hereto, NDI does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity (other than the NDI Subsidiaries), nor is NDI or any NDI Subsidiary, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity. Schedule 6.6 hereto lists the number of shares and class of authorized capital stock of the NDI Subsidiaries, all of which shares are owned by NDI free and clear of all liens, encumbrances and claims of every kind.

            6.7 PREDECESSOR STATUS; ETC. Set forth in Schedule 6.7 is a listing of all names of all predecessor companies of NDI, including without limitation the names of any entities from whom NDI has acquired material assets other than in the normal and ordinary course of business and consistent with past practice. Except as set forth in Schedule 6.7 hereto, NDI has not at any time been a subsidiary or division of another corporation or a party to an acquisition which was later rescinded.

            6.8 SPIN-OFF BY NDI. There has not been any sale or spin-off of material assets of either NDI, any NDI Subsidiary or any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with NDI ("Affiliates") within the preceding three (3) years.

            6.9 FINANCIAL STATEMENTS; SECURITIES FILINGS. NDI (i) has delivered to AES (attached as Schedule 6.9 hereto) true, complete and correct copies of NDI's audited Balance Sheets as of December 31, 1994, 1995, and 1996 (the end of each of its three most recent completed fiscal years), and audited Statements of Income, Accumulated Deficit and Cash Flows for the same periods (collectively, the "NDI Financials") and (ii) has delivered to NDI (also attached as Schedule
6.9 hereto) true, complete and correct copies of NDI's unaudited Balance Sheet (the "NDI Interim Balance Sheet") as of November 30, 1997 (the "Balance Sheet Date") and related Statement of Income, and Supplementary Information for the eleven (11) month period then ended (collectively, the "NDI Interim Financials"; and together with the NDI Financials, the "NDI Financial Statements"). The NDI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (such principles on such basis being referred to herein as "GAAP"), subject, in the case of the NDI Interim Financials to normal year-end audit adjustments, and to the omission of footnote information. Each of the Balance Sheets included in the NDI Financial Statements presents fairly the consolidated financial condition of NDI as of the dates indicated thereon, and each of the Statements of Income, Cash Flows and Retained Earnings included in the NDI Financial Statements presents fairly the results of its consolidated operations for the periods indicated thereon, subject in the case of the NDI Interim Financials, to year end adjustments. NDI has also delivered to AES copies of NDI's most recent Forms 10-K, 10-Q and 8-K as filed with the Securities and Exchange Commission, and copies of all Forms 3, 4, 5, and 13D received by NDI since January 1997.

            6.10 LIABILITIES AND OBLIGATIONS.

                  (a) Except as disclosed on Schedule 6.10 attached hereto, neither NDI nor any NDI Subsidiary is liable for or subject to any liabilities exceeding an aggregate amount of $500,000, except for:

                    (i) those liabilities reflected on the NDI Interim Balance Sheet and not heretofore paid or discharged;

                    (ii) those liabilities arising in the ordinary course of its business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement or not required to be disclosed thereon because of the term or amount involved or otherwise;

                   (iii) those liabilities incurred, consistent with past
                         practice, in the ordinary course of business and either not required to be shown on the NDI

                         Interim Balance Sheet or arising since the Balance Sheet Date, which liabilities in the aggregate are of a character and magnitude consistent with past practice; and

                    (iv) those liabilities incurred during the routine
                         operations of NDI and consistent with past practice, the amount of which can be determined only subsequent to the Balance Sheet Date and which were incurred or in process prior to or on the Balance Sheet Date, such as utilities, delivery expenses, maintenance expenses and the like not material in amount individually and in the aggregate and for which appropriate adjustments are typically made at year end during the audit process or which would be made in accordance with GAAP, if any interim financial statements were to be audited.

         For purposes of this Section 6.10 and Section 10 below, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

            (b) NDI has delivered to AES, in the case of those liabilities which are not fixed, a reasonable estimate of the maximum amount which may be payable. For each such liability for which the amount is not fixed or is contested, NDI has provided to AES (i) a summary description of the liability together with (A) copies of all relevant documentation relating thereto, (B) amounts claimed and any other action or relief sought and (C) name of claimant,
(ii) all other parties to the claim, suit or proceeding and the name of each court or agency before which such claim, suit or proceeding is pending, and
(iii) the date such claim, suit or proceeding was instituted.

            6.11 ACCOUNTS AND NOTES RECEIVABLE. NDI has delivered to AES an accurate list (attached as Schedule 6.11 hereto) of the accounts and notes receivable of NDI and each NDI Subsidiary as of a date not more than 90 business days prior to the date hereof (including without limitation receivables from and advances to employees and the NDI STOCKHOLDERS). Prior to Closing, NDI shall also update Schedule 6.11 and provide NDI with an accurate list of all accounts and notes receivable as of the end of the month preceding the month in which the Closing occurs. All lists of accounts and notes receivable shall show the aging of all accounts and notes receivable showing amounts due in 30-day aging categories. To the best knowledge of NDI, except to the extent reflected on
Schedule 6.11, such accounts and notes are collectible in the amount shown on
Schedule 6.11, net of reserves reflected in the balance sheet as of the Balance Sheet Date.

            6.12 PERMITS AND INTANGIBLES. To the best of their knowledge, each of NDI and the NDI Subsidiaries owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), title permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights, the absence of any of which could have a Material Adverse Effect (the "NDI Material Permits"). NDI has delivered to AES an accurate list and summary description (attached as Schedule
6.12 hereto) of all NDI Material Permits. To the knowledge of NDI, the NDI Material Permits are valid, and NDI has not received any notice that any governmental authority intends to modify, cancel, terminate or not renew any Material Permit. NDI and each NDI Subsidiary has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the NDI Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to NDI or any NDI Subsidiary by, any NDI Material Permit.

            6.13 ENVIRONMENTAL MATTERS.

            (a) To the best of their knowledge, each of NDI and the NDI Subsidiaries has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it and its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

            (b) To the best of their knowledge, each of NDI and the NDI Subsidiaries has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by NDI or any NDI Subsidiary where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

            (c) There have been no releases or threats of releases (as defined in Environmental Laws) by NDI or any of its subsidiaries at, from, in or on any property owned or operated by NDI or any NDI Subsidiary except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect;

            (d) To the best of their knowledge, each of NDI and the NDI Subsidiaries knows of no on-site or off-site location to which NDI or any NDI Subsidiary has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against NDI or any NDI

Subsidiary for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States or Florida environmental statutes, as amended; and

            (e) To the best of their knowledge, neither NDI nor any NDI Subsidiary has or will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a Material Adverse Effect.

            6.14 REAL AND PERSONAL PROPERTY. NDI has delivered to AES an accurate list (attached as Schedule 6.14 hereto) of all owned and leased real property, all personal property included in "depreciable plant, property and equipment" on the NDI Interim Balance Sheet and all other personal property owned or leased by NDI or any NDI Subsidiary with a value in excess of $100,000
(i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of NDI and the NDI Subsidiaries. All personal property, material machinery and equipment of NDI and the NDI Subsidiaries listed on Schedule 6.14 are in good working order and condition, ordinary wear and tear excepted. All leases set forth on Schedule 6.14 are in full force and effect and constitute valid and binding agreements of NDI or the NDI Subsidiary and, to the knowledge of NDI, the other parties thereto in accordance with their respective terms. All fixed assets used by NDI or any NDI Subsidiary that are material to the operation of their business are either owned by NDI or the NDI Subsidiary or leased under an agreement listed on Schedule 6.15. Schedule 6.14 includes without limitation true, complete and correct copies of all title reports and title insurance policies received or owned by NDI or any NDI Subsidiary that are still in effect. Schedule 6.14 also includes a summary description of all plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of NDI has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by NDI or any NDI Subsidiary would require additional material expenditures of capital.

            6.15 SIGNIFICANT CUSTOMERS; NDI MATERIAL CONTRACTS AND COMMITMENTS.
Schedule 6.15 hereto contains an accurate list of (i) all significant customers (i.e. those customers representing 5% or more of NDI's revenues for the 12 months ending on the Balance Sheet Date, or who have paid to NDI $100,000 or more in any of the past four fiscal quarters) and (ii) all material contracts, commitments, leases, instruments, agreements, licenses or permits to which NDI or any NDI Subsidiary is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) as of the Balance Sheet Date and (ii) entered into since the Balance Sheet Date (collectively, the "NDI Material Contracts"). Schedule 6.16 hereto includes true, complete and correct copies of the NDI Material Contracts. Except to the extent set forth on Schedule 6.15 hereto, (i) none of NDI's significant customers have canceled or substantially reduced or, to the knowledge of NDI are currently attempting or threatening to cancel or substantially reduce service, (ii) NDI and the NDI Subsidiaries have complied with all of their respective material commitments and obligations and are not in default under any of the NDI Material Contracts and no notice of default has been received with respect to any thereof and (iii) there are no NDI Material Contracts that were not negotiated at arm's length with third parties not affiliated with NDI or any officer, director or NDI STOCKHOLDER of NDI. NDI is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of NDI or any NDI Subsidiary are represented by any labor union or covered by any collective bargaining agreement and, to the best of NDI's knowledge, no campaign to establish such representation is in progress. There is no pending or, to the best of NDI's knowledge, threatened labor dispute involving NDI or any NDI Subsidiary and any group of their employees nor has NDI or any NDI Subsidiary experienced any labor interruptions over the past three (3) years and NDI considers its relationship with its employees to be good.

            6.16 TITLE TO REAL PROPERTY. NDI and each NDI Subsidiary does not own any real property except as set forth on Schedule 6.16 hereto.

            6.17 INSURANCE. NDI has delivered to AES an accurate list (attached as Schedule 6.17 hereto) as of the Balance Sheet Date of all insurance policies carried by NDI and the NDI Subsidiaries and all insurance loss runs or workmen's compensation claims received for the past three (3) policy years. Also attached to Schedule 6.17 are true, complete and correct copies of all current insurance policies, all of which are in full force and effect. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date.

            6.18 COMPENSATION; EMPLOYMENT AGREEMENTS. NDI has delivered to AES an accurate list (attached as Schedule 6.18 hereto) showing all officers and directors of NDI and each NDI Subsidiary, and of all employees of NDI and the NDI Subsidiaries currently earning, on an annualized basis (including commissions) in excess of $150,000 per year ("NDI Key Employees"), listing all employment agreements with such officers, directors and NDI Key Employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. NDI has provided to AES true, complete and correct copies of all employment contracts, commitments and arrangements with persons listed on Schedule 6.18.

            6.19 EMPLOYEE BENEFIT PLANS. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by NDI or any NDI Subsidiary for the benefit of any current or former employee of NDI or any NDI Subsidiary or in which such employees are entitled to participate are listed in Schedule 6.19 (the "NDI Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered or made available to AES. Except as disclosed on Schedule 6.19:

                    (i) each NDI Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law;

                    (ii) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any NDI Benefit Plan;

                   (iii) all required contributions to NDI Benefit Plans have been made, and all benefits accrued under any unfunded NDI Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP and NDI and the NDI Subsidiaries have performed all material obligations required to be performed under the NDI Benefit Plans; and

                    (iv) no employee of NDI or any NDI Subsidiary is represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employee, there are no pending or, to the knowledge of NDI, threatened representation campaigns concerning union representation involving any employee or efforts of any labor union or organization (or representatives thereof) to organize any employees.

            6.20 CONFORMITY WITH LAW; LITIGATION. To the best of their knowledge, neither NDI nor any NDI Subsidiary has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, which violations in the aggregate would have a Material Adverse Effect; and except to the extent set forth in Schedule 6.10, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of NDI, threatened, against or affecting NDI or any NDI Subsidiary, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received.

            6.21 TAXES. Except as set forth on Schedule 6.21, (i) NDI and each NDI Subsidiary has timely filed or will timely file all requisite federal, state and other Tax (as defined below) returns, reports and forms ("NDI Returns") for all periods ended on or before the Closing Date; (ii) there are no examinations in progress or claims against NDI for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received;
(iii) the amounts shown as accruals for Taxes on the NDI Interim Balance Sheet are sufficient for the payment of all Taxes, whenever determined, for all fiscal periods ended on or before that date; (iv) NDI and each NDI Subsidiary has a taxable year ending on December 31 in each year; (v) NDI and each NDI Subsidiary currently utilizes the accrual method of accounting for income Tax purposes and such method of accounting has not changed in the past three (3) years; (vi) NDI and each NDI Subsidiary has paid or has fully accrued for all Taxes, whenever determined, with respect to periods ending on or before the Closing Date; and (vii) copies of (1) any Tax examinations, (2) extensions of statutory limitations for the collection or assessment of Taxes and (3) the NDI Returns for the last three (3) fiscal years are included as part of Schedule 6.21. If NDI has undergone a sales tax audit with the Florida Department of Revenue within the last year, in regard to that audit, NDI specifically represents that it has paid all amounts due and has no further liability whatsoever in regard to said audit or any other sales tax matters and, further, that no additional sales tax is due in connection with any reclassification of any assets of NDI.

            Upon the request of AES, NDI shall provide AES copies of all NDI Returns other than those previously provided pursuant to clause (vii)(3) of the preceding sentence.

            For purposes of this Agreement, the term "Tax" shall be understood to include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest, imposed by the United States or any other country or any state, county, local or foreign government or subdivision or agency thereof.

            6.22 NO VIOLATION. To the best of their knowledge, neither NDI, any NDI Subsidiary nor any other party thereto is (i) in violation of any NDI Charter Document or (ii) in default under any NDI Material Contract (the NDI Material Contracts, together with the NDI Charter Documents, being referred to herein as the "NDI Material Documents"); and, except as set forth in the Schedules attached to this Agreement, (a) the rights and benefits of NDI and the NDI Subsidiaries under the NDI Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach or constitute a default under, any of the terms or provisions of the NDI Material Documents or the NDI Charter Documents. If any of the NDI Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit, then NDI shall furnish all requisite notices and use its best efforts to obtain the necessary consents and approvals either before or after consummation of the Merger.

            6.23 GOVERNMENT CONTRACTS. Except as set forth on Schedule 6.23 neither NDI nor any NDI Subsidiary is a party to any governmental contracts subject to price redetermination or renegotiation.

            6.24 ABSENCE OF CHANGES. Since November 30, 1997, except as contemplated herein or as set forth on Schedule 6.24, there has not been:

                    (i) any changes that, individually or in the aggregate, have had a Material Adverse Effect;

                    (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of NDI or any NDI Subsidiary;

                   (iii) any change in the authorized capital of NDI or any NDI
                         Subsidiary or in their outstanding securities or any grant of any options, warrants, calls, conversion rights or commitments;

                    (iv) any declaration or payment of any dividend or
                         distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of NDI or any NDI Subsidiary;

                    (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by NDI or any NDI Subsidiary to any of its officers, directors, NDI STOCKHOLDERS, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

                    (vi) any work interruptions, labor grievances or claims
                         filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of NDI or any NDI Subsidiary;

                   (vii) any sale or transfer, or any agreement to sell or
                         transfer, any material assets, property or rights of NDI or any NDI Subsidiary to any person, including without limitation the NDI STOCKHOLDERS and their affiliates;

                  (viii) any cancellation, or agreement to cancel, any
                         indebtedness or other obligation owing to NDI or any NDI Subsidiary, including without limitation any indebtedness or obligation of any of the NDI STOCKHOLDERS or any affiliate thereof, provided that NDI and the NDI Subsidiaries may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                    (ix) any plan, agreement or arrangement granting any
                         preferential rights to purchase or acquire any interest in any of the assets, property or rights of NDI or any NDI Subsidiary or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                    (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of NDI and the NDI Subsidiaries;

                    (xi) any waiver of any material rights or claims of NDI or any NDI Subsidiary;

                   (xii) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which NDI or any NDI Subsidiary is a party; or

                  (xiii) any transaction by NDI or any NDI Subsidiary outside the ordinary course of businesses.

            6.25 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. NDI has delivered to AES an accurate schedule (Schedule 6.25) as of the date of this Agreement, of:

                    (i) the name of each financial institution in which NDI or any NDI Subsidiary has an account or safe deposit box;

                    (ii) the names in which the accounts or boxes are held;

                   (iii) the type of account; and

                    (iv) the name of each person authorized to draw thereon or have access thereto.

                   Schedule 6.25 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from NDI or any NDI Subsidiary and a description of the terms of such power.

            6.26 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by NDI and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of NDI, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of NDI.

            6.27 RELATIONS WITH GOVERNMENTS. Neither NDI nor any of the NDI Subsidiaries have made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause NDI or any NDI Subsidiary to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

            6.28 DISCLOSURE. No representation or warranty by NDI contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, AES pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

            6.29 BOARD APPROVAL. The Board of Directors of NDI has approved the Merger and the terms of this Agreement.


         7. COVENANTS PRIOR TO CLOSING

            7.1 ACCESS AND COOPERATION; DUE DILIGENCE.

         (a) Between the date of this Agreement and the Closing Date, AES will afford to the officers and authorized representatives of NDI access to all of the sites, properties, books and records of AES and the AES Subsidiaries (at which AES may have its representatives present) and will furnish NDI with such additional financial and operating data and other information as to the business and properties of AES and the AES Subsidiaries as NDI may from time to time reasonably request. The AES STOCKHOLDERS and AES will cooperate with NDI, its agents, representatives, accountants, auditors and counsel in the preparation of any documents or other material which may be required in connection with this Agreement. NDI will treat and cause the treatment of all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect hereto as confidential in accordance with the provisions of Section 12 hereof. If, for any reason, no Closing occurs under this Agreement, all such information will be returned to AES.

         (b) Between the date of this Agreement and the Closing Date, NDI will afford to the officers and authorized representatives of AES access to all sites, properties, books and records of NDI and the NDI Subsidiaries (at which NDI may have its representatives present) and will furnish AES with such additional financial and operating data and other information as to the business and properties of NDI and the NDI Subsidiaries as AES may from time to time reasonably request. NDI will cooperate with AES, its agents, representatives, accountants, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. AES will treat and cause the treatment of all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 12 hereof. If for any reason, no Closing occurs under this Agreement, all such information will be returned to NDI.

            7.2 CONDUCT OF BUSINESS PENDING CLOSING; SECURITIES FILINGS AND OTHER OBLIGATIONS.

        (a) Between the date hereof and the Closing Date, each of NDI, AES and their respective subsidiaries will:

                    (i) carry on their respective businesses in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

                    (ii) maintain their respective properties and facilities,
                         including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                   (iii) perform all of their respective obligations under
                         agreements relating to or affecting their assets, properties or rights;

                    (iv) keep in full force and effect present insurance
                         policies or other comparable insurance coverage;

                    (v) use reasonable efforts to maintain and preserve their business organization intact, retain their respective present employees and maintain their respective relationships with suppliers, customers and others having business relations with NDI, AES or their respective subsidiaries, as the case may be;

                    (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                   (vii) maintain present material debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of each other; except that AES shall have the right to consummate additional acquisition and financing transactions and incur debt pursuant thereto without being in violation of this clause; and

                  (viii) maintain or reduce present salaries and commission
                         levels for all officers, directors, employees and agents, except for ordinary and customary bonuses and salary increases for employees (other than employees who are also AES STOCKHOLDERS or NDI STOCKHOLDERS, as the case may be) in accordance with past practice; except that AES will have the right to enter into compensation arrangements with personnel retained or hired as a result of or in connection with the acquisition transactions provided for in clause 7.2(a)
                         (vii) above and to grant raises in compensation levels to employees who are promoted or performance bonuses to employees who meet the criteria therefor.

         (b) Between the date hereof and the Closing Date:

                    (i) NDI will file for registration (under the Securities Act of 1933) of the NDI common stock to be issued to the AES STOCKHOLDERS as provided for herein;

                    (ii) NDI will prepare and distribute proxy statements to
                         allow the NDI STOCKHOLDERS to vote upon and approve the Merger and related transactions provided for herein;

                   (iii) Each of AES and the AES Subsidiaries will cause to be prepared audited financial statements for the 1997 fiscal year; and

                    (iv) Each of AES, NDI and their respective subsidiaries will cooperate with each other in order to facilitate and effect the actions called for in this Section 7.2(b).

             7.3 PROHIBITED ACTIVITIES.

         (a) Between the Balance Sheet Date and the Closing Date, each of NDI and the NDI Subsidiaries have not and from the date hereof, without prior written consent of AES, will not:

                    (i) make any change in their respective Certificate of Incorporation or By-laws, except that NDI's amendment of its By-laws on February 18, 1998 shall not constitute a violation of this provision;

                    (ii) issue any securities, options, warrants, calls,
                         conversion rights or commitments relating to its securities of any kind, except that NDI shall be allowed to effect the reverse stock split and issue the securities provided for in Section 2.2(ii) above without being in violation of this provision;

                   (iii) declare or pay any dividend, or make any distribution in respect of their respective stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their respective stock;

                    (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business, consistent with past practice or involves an amount not in excess of $5,000, including contracts to provide services to customers;

                    (v) increase the compensation payable or to become payable to any officer, director, Stockholder, employee or agent, or make any bonus or management fee payment to any such person, except for obligations under existing contracts or arrangements;

                    (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired;

                   (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

                  (viii) negotiate for the acquisition of any business or the start-up of any new business;

                    (ix) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                    (x) waive any of their respective material rights or claims, provided that each of them may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                    (xi) commit a material breach or amend or terminate any of their respective material agreements, permits, licenses or other rights;

                   (xii) enter into any other transaction (1) that is not
                         negotiated at arm's length with a third party not affiliated with NDI, AES, their respective subsidiaries, or any officer, director or Stockholder of NDI, AES, or their respective subsidiaries, as the case may be, or (2) outside the ordinary course of business; or

                  (xiii) permit any alteration or change in the structure of the capital stock owned by their respective shareholders (except that NDI shall be allowed to effect the transactions provided for in Section 2.2(ii) above without being in violation of this provision).

         (b) Between the Date of the AES Financials and the Closing Date, each of AES and the AES Subsidiaries have not and from the date hereof, without prior written consent of NDI, will not:

                    (i) make any change in their respective Certificate of Incorporation or By-laws;

                    (ii) declare or pay any dividend, or make any distribution in respect of their respective stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of their respective stock;

                   (iii) merge or consolidate or agree to merge or consolidate with or into any other corporation; provided that AES may do so if it is the surviving corporation in such a transaction;

                    (iv) commit a material breach or amend or terminate any of their respective material agreements, permits, licenses or other rights;

                    (v) enter into any other transaction (1) that is not negotiated at arm's length with a third party not affiliated with AES, any of its subsidiaries, or any officer, director or Stockholder of AES, or any of its subsidiaries, as the case may be, or (2) outside the ordinary course of business (which, in AES's case, consists of acquiring businesses and companies); or

                    (vi) permit any alteration or change in the structure of the capital stock owned by their respective shareholders, except that AES shall be entitled to issue stock and securities in connection with any acquisition undertaken between the date hereof and the Closing.

             7.4 NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, each of NDI and AES shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide each other with proof that any required notice has been sent.

             7.5 NOTIFICATION OF CERTAIN MATTERS. AES shall give prompt notice to NDI of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of AES contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of AES to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. NDI shall give prompt notice to AES of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of NDI contained herein to be untrue or inaccurate in any material respect at or prior to the

Closing and (ii) any material failure of NDI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this Section 7.5 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.6, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

            7.6 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules because of its material nature and material significance to the Merger and transactions contemplated hereby, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change may be made unless NDI, in the case of an amendment or supplement by AES, or AES, in the case of an amendment or supplement by NDI consents to such amendment or supplement and, provided, further, that the acceptance of any amendment or supplement to any schedule shall operate as a waiver of any claim under Section 10 or otherwise by the consenting party solely with respect to the item or items set forth in such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8 and 9 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section
7.6. In the event that NDI or AES seeks to amend or supplement a Schedule pursuant to this Section 7.6, and NDI or AES, as the case may be, does not consent to such amendment or supplement as required by this Section 7.6, each party shall have all rights and remedies provided by law.

            7.7 COOPERATION IN OBTAINING REQUIRED CONSENTS AND APPROVALS. Each party hereto shall cooperate in obtaining all consents and approvals required by
Section 8.6. In connection therewith, if required, AES, NDI and their respective Stockholders shall file all notices and other information and documents required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as promptly as practicable after the date hereof.

            7.8 MANAGEMENT OF NDI PRIOR TO CLOSING. AES and NDI agree that AES will manage the business of NDI from the date of execution hereof until the Closing Date or earlier termination hereof. The parties anticipate that AES may fund, in the form of demand loans, certain of NDI's operating deficits and capital needs for its business in the course of AES's management, though it shall not be obligated to do so. In order for AES to effectively manage the business of NDI prior to the Closing, and in order for NDI to provide AES sufficient assurances of repayment of any funds advanced to NDI should the transactions contemplated herein not close, the parties agree that Charles Broes and Ernest N. Burson, III shall be appointed to the Board of Directors of NDI, effective upon the execution hereof, and should either or both fail or refuse to serve during the period hereof, they shall be replaced by such other nominees as AES may select. NDI agrees to cause such appointments to be made upon the execution hereof. Curtis Alliston will continue to serve on the

NDI Board of Directors until the Closing Date. Additionally, NDI will use its best efforts to cause Curtis Allison and certain other shareholders (but not more than nine other shareholders) holding an aggregate of at least 51% of NDI's stock (or as much as can be obtained) to grant to NDI's Board of Directors irrevocable proxies to vote their shares for the election of directors (but for no other purpose) as soon as practicable after the date hereof. Such proxies will be satisfactory in form and substance to AES and its counsel and will survive any termination of this Agreement. AES will not charge a management fee for its services rendered under this Section 7.8, but it will be entitled to reimbursement for all direct, out-of-pocket costs incurred by it in rendering management services hereunder, including costs of wages, benefits, and employment taxes for employees (other than directors) who work for NDI. NDI shall execute promissory notes from time to time to evidence all indebtedness owed to AES pursuant to this paragraph. Such promissory notes will be satisfactory in form and substance to AES and its counsel, and, at AES's option, shall be secured by a blanket lien on the assets of NDI to secure repayment of the notes. Any such lien will be satisfactory in form and substance to AES and its counsel, but will be subordinate to existing liens.

         At the time of Closing of the Merger, AES shall release the proxies granted to it by Curtis Alliston and others. In the event the Merger does not close for any reason, the proxies granted hereunder shall remain in full force and effect until such time as NDI repays to AES all funds advanced by it and all costs incurred by AES pursuant to this Section 7.8; provided, however, that the duration of the proxies shall not exceed any period prescribed by law. Upon repayment of all funds advanced and reimbursement of all costs incurred by AES under this Section 7.8, AES shall cause Charles Broes and Ernest N. Burson, III, or their successors or other nominees, to resign from NDI's Board of Directors and shall release its lien on NDI's assets. The covenants contained in this
Section 7.8 shall survive any termination hereof.

         8. CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND AES

         The obligations of AES to close the transactions hereunder are subject to satisfaction of the following conditions:

            8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of NDI contained in Section 6 and elsewhere in this Agreement shall be true and correct as of the Closing Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by NDI on or before the Closing Date shall have been duly complied with and performed; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of NDI shall have been delivered to AES.

            8.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the merger of AES with and into NDI, and no action or proceeding shall have been instituted or threatened to restrain or prohibit the AES STOCKHOLDERS' acquisition of NDI Common Stock and no governmental agency or body shall have taken any other action or made any request of AES as a result of which AES reasonably deems it inadvisable to proceed with the transactions hereunder.

            8.3 REVERSE STOCK SPLIT/AUTHORIZATION OF ADDITIONAL NDI COMMON STOCK. NDI shall have effected the reverse stock split and authorized issuance of the NDI Common Stock provided for in Section 2.2 (ii) above, and shall have authorized such amendments to its articles of incorporation as may be needed to increase NDI's authorized common stock to at least 100,000,000 shares.

            8.4 NO MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of NDI and its subsidiaries, taken as a whole, shall have occurred; and AES shall have received a certificate signed by NDI dated the Closing Date to such effect.

            8.5 OPINION OF COUNSEL. AES shall have received an opinion from Foley & Lardner, counsel for NDI, dated the Closing Date, in the form annexed hereto as Annex III.

            8.6 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by AES and NDI of the transactions contemplated herein shall have been obtained and made.

            8.7 CERTIFICATES. NDI and each NDI Subsidiary, as the case may be, shall have delivered to AES (i) copies of their respective Certificate of Incorporation, certified by the Secretary of State of the jurisdiction of their incorporation, (ii) copies of their respective By-laws, certified by their respective Secretary, (iii) copies of all resolutions authorizing this Agreement and the transactions contemplated hereby, certified by their respective Secretary, (iv) a certificate of the Secretary of NDI as to the incumbency of the officers of NDI executing this Agreement and any other document relating to the transactions contemplated hereby, (v) a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the pertinent Secretary of State, showing that NDI and each NDI Subsidiary are each in good standing and authorized to do business.

            8.8 EXAMINATION OF FINANCIAL STATEMENTS. Prior to the Closing Date, AES shall have had sufficient time to review the unaudited balance sheets of NDI as of the end of any months and/or fiscal quarters following the Balance Sheet Date, the unaudited statements of income and cash flows of NDI for any fiscal quarters following the quarter ended on the Balance Sheet Date, and any audited financial information prepared by NDI's accountants for the use of or at the request of NDI or AES, disclosing no material adverse change in the financial condition of NDI or the results of its operations from the financial statements as of the Balance Sheet Date delivered by NDI pursuant to Section 6.9 hereof.

            8.9 REGISTRATION OF NDI COMMON STOCK TO BE ISSUED TO AES STOCKHOLDERS. NDI shall have prepared and filed with the SEC a registration statement under the Securities Act of 1933 on the appropriate form with respect to the NDI Common Stock to be issued to AES

STOCKHOLDERS pursuant to the Merger (the "S-4 Registration Statement"), and the S-4 Registration Statement shall have been declared effective and shall not be the subject of any stop order or proceeding seeking a stop order, and the NDI Common Stock to be issued to AES STOCKHOLDERS shall have been authorized for listing on the NASDAQ Small Cap market, upon official notice of issuance.

            8.10 SHAREHOLDER APPROVAL. The Shareholders of NDI and AES shall have approved the Merger and the terms of this Agreement, including any actions to be taken hereunder for which separate shareholder approval is required.

            8.11 DISSENTERS. The parties entered into a letter of intent to undertake this transaction on February 4, 1998, and thereupon issued a press release announcing the transaction. To fix the price to be received by persons exercising dissenters' rights, the parties agree that the highest traded price of NDI Common Stock within the five days prior to the announcement of the transaction is the fair value of NDI Common Stock. Accordingly, as a condition of AES to close the transactions hereunder, holders of at least ninety percent (90%) of the voting stock of each AES and NDI shall not exercise dissenters' rights under the applicable statutes.


         9. CONDITIONS PRECEDENT TO OBLIGATIONS OF NDI

         The obligations of NDI to close the transactions hereunder are subject to the satisfaction of the following conditions:

            9.1 REPRESENTATIONS AND WARRANTIES: PERFORMANCE OF OBLIGATIONS. All the representations and warranties of AES contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; each and all of the agreements and obligations of AES to be performed on or before the Closing Date pursuant to the terms hereof shall have been performed; and AES shall have delivered to NDI a certificate dated the Closing Date and signed by NDI to both such effects.

            9.2 OPINION OF COUNSEL. NDI shall have received an opinion from Agliano, Hodges & Whittemore, P.A., counsel to AES, dated the Closing Date, in the form annexed hereto as Annex IV.

            9.3 CERTIFICATES. AES shall have delivered to NDI (i) a copy of the Articles of Incorporation of AES and each AES Subsidiary certified by an appropriate authority in the state of its incorporation, (ii) a copy of the By-laws of AES and each AES Subsidiary certified by the Secretary of AES, or the Secretary of the AES Subsidiary, as the case may be, (iii) copies of all resolutions authorizing this Agreement and the transactions contemplated hereby, certified by the Secretary of AES, (iv) a certificate of the Secretary of AES as to the incumbency of the officers of AES executing this Agreement and any other document relating to the transactions contemplated hereby, (v) certificates, each dated as of a date no later than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the state of incorporation of AES and each AES Subsidiary, and in each state in which AES and each AES Subsidiary is authorized to do business, showing AES and each AES Subsidiary is in good standing and authorized to do business and, to the extent available, that all franchise and/or income tax returns and taxes for AES and each AES Subsidiary for all periods prior to the Closing have been filed and paid.

            9.4 SHAREHOLDER APPROVAL. The shareholders of AES and NDI shall have approved and consented to the Merger and the terms of this Agreement, including any actions to be taken hereunder for which separate shareholder approval is required.

            9.5 REPRESENTATIONS, WARRANTIES AND COVENANTS OF AES DIRECTORS AND OFFICERS. Each of the directors and officers of AES shall have executed and delivered to NDI a letter in the form of that attached hereto as Annex V.

        10. INDEMNIFICATION

            10.1 INDEMNIFICATION BY AES DIRECTORS AND OFFICERS. Each AES officer and member of the AES Board of Directors shall be bound by the indemnification provisions set forth in that certain letter (in the form of Annex V hereto) which shall be signed by each AES Director and officer and delivered to NDI as a condition to Closing.

            10.2 INDEMNIFICATION BY NDI. NDI covenants and agrees that it will indemnify, defend, protect and hold harmless each AES STOCKHOLDER from, against and in respect of:

            (a) all losses, liabilities, and claims suffered, sustained, incurred or paid by such AES STOCKHOLDER in connection with, resulting from or arising out of

                    (i) any breach of any representation or warranty of NDI set forth in this Agreement or any certificate or other writing delivered by NDI in connection herewith; or

                    (ii) any nonfulfillment of any covenant or agreement on the part of NDI in this Agreement; and

            (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.2.

            10.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND PLEDGES OF INDEMNIFICATION. Except as provided in Section 10.5 hereof, the representations warranties and pledges of indemnification given or made by the parties to this Agreement or in any certificate or other writing furnished in connection herewith, and the right to assert an indemnification claim hereunder or under any certificate or other writing furnished in connection herewith, shall survive the Closing until the earlier of (a) the date of completion of the first audit of financial statements containing combined operations for those items that would be expected to be encountered in the audit process or (b) the first anniversary of the Closing Date (such earlier date being referred to herein as the "Expiration Date") and shall thereafter terminate and be of no further force or effect, except that representations, warranties and pledges of indemnification set forth in Sections 5.30 and 6.26 hereof shall survive the Closing without limitation. Any representation or warranty as to which a claim (including without limitation a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such claim until such claim shall have been finally resolved or settled. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing, each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein.

            10.4 THIRD PERSON CLAIMS. Promptly after (i.e., within 30 days after) any indemnified party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 10.1 or 10.2 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding (a "Claim Notice"). Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel. In the absence of a conflict situation as described herein, an Indemnified Party shall have the option, at the expense of such Indemnified Party, to select and utilize counsel other than that selected by an Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense (including without limitation reasonable attorneys fees) which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however that, except as otherwise provided herein, under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing. Nothing herein shall be deemed to prevent the Indemnified Party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made. The Indemnified Party's failure to promptly deliver a Claim Notice to the Indemnifying Party shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such prompt notice materially and adversely prejudiced the Indemnifying Party.

             10.5 REMEDY. The indemnification provided for in this Section 10 shall not be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party hereto. If either party hereto unjustifiably terminates this Agreement, then the terminating party shall be obligated to pay liquidated damages to the non-terminating party in an amount equal to all costs and expenses (including reasonable attorneys' fees) incurred by the non-terminating party in preparation for and in contemplation of the Merger and other transactions provided for hereunder. Nothing herein shall be construed to limit the right of a party hereto, in a proper case, to seek injunctive relief for a breach of this Agreement. Nothing herein shall be deemed to limit or restrict in any manner any rights or remedies which any party hereto has, or might have, at law, in equity or otherwise, against any other party hereto based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any covenant or agreement set forth herein.

        11. NONDISCLOSURE OF CONFIDENTIAL INFORMATION

            11.1 AES' OFFICERS AND DIRECTORS. Each of AES' officers and directors shall execute and deliver to NDI a letter in the form as that attached hereto as Annex V, and shall be bound by the representations, warranties and covenants thereof, including, but not limited to those pertaining to confidential information.

            11.2 NDI. NDI recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of AES and/or the AES Subsidiaries, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of AES's and/or the AES Subsidiaries' respective businesses. NDI agrees that, prior to or after the Closing, or if there shall not be a Closing, it and its officers, directors, and agents will not disclose confidential information with respect to AES and/or AES Subsidiaries to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of AES and to counsel and other advisers to AES, provided that such advisers to AES (other than counsel) agree to the confidentiality provisions of this Section 12.2, unless (i) such information becomes known to the public generally through no fault of NDI, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, NDI shall, if possible, give prior written notice thereof to AES and provide AES with the opportunity to contest such disclosure. In the event of a breach or threatened breach by NDI of the provisions of this Section, AES shall be entitled to an injunction restraining NDI from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting AES from pursuing any other available remedy for such breach or threatened breach, including without limitation the recovery of damages.

            11.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the covenants provided for in Section 12.1 above and the covenants contained in this Section 12.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them, or by the AES directors and officers, as the case may be, of the foregoing covenants, the covenants may be enforced against the breaching party by injunctions and restraining orders.

            11.4 SURVIVAL. The obligations of the parties under this Article 12 shall survive the termination of this Agreement.


        12. FEDERAL SECURITIES ACT REPRESENTATIONS. Each AES STOCKHOLDER shall deliver to NDI a letter containing such representations, warranties and covenants as the parties deem necessary to enable NDI to fulfill its obligations under federal and state securities laws. Such letter shall be executed and delivered by each AES STOCKHOLDER as a condition to delivery of the NDI Common Stock to such AES STOCKHOLDER, and shall, at a minimum, contain representations and warranties that the AES Stock is free and clear of liens and encumbrances.

        13. GENERAL

            13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

                    (i) by mutual consent of the boards of directors of NDI and AES;

                    (ii) by AES (acting through its board of directors) if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by August 1, 1998, unless the failure of such transactions to be consummated is due to the willful failure of AES to perform any of its or his obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

                   (iii) by AES (acting through its board of directors) on the one hand, or by NDI (acting through its board of directors), on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made within 30 days after notice of the default is given.

            13.2 COOPERATION. AES, the AES STOCKHOLDERS and NDI (as the case may be) shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. In connection therewith, if required, the President or Chief Financial Officer of AES will execute any documentation reasonably required by NDI's independent public accountants (in connection with such accountant's audit of AES) or the NASD in connection with the listing of the securities of the Surviving Corporation for trading on the NASDAQ Small Cap Market. The present officers, directors and employees of AES shall cooperate with NDI on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

            13.3 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

            13.4 ENTIRE AGREEMENT. This Agreement (which includes the Schedules and Annexes hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the AES STOCKHOLDERS, AES and NDI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by AES and NDI, acting through their respective officers, duly authorized by their respective Boards of Directors; provided, however, that this Agreement may not be amended in any manner that materially and adversely affects the rights, liabilities, or obligations hereunder of the shareholders of AES or NDI following approval by such affected shareholders, unless such affected shareholders approve such amendment.

            13.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

            13.6 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

            13.7 EXPENSES. NDI has and will pay the fees, expenses and disbursements of NDI, NDI's agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement, including without limitation the fees and expenses of Foley & Lardner, and (ii) AES has and will pay the fees, expenses and disbursements of AES and AES's agents, representatives, financial advisors, accountants and counsel incurred in connection with the subject matter of this Agreement, including without limitation the fees and expenses of Agliano, Hodges & Whittemore, P.A.

            13.8 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same with a recognized overnight courier service (such as Federal Express) addressed to the party to be notified, or by delivering the same in person to an officer or agent of such party.

                  (a)      National Diagnostics, Inc.
                           737B West Brandon Blvd.
                           Brandon, FL 33511
                           Attention: Curtis L. Alliston
                           Telephone No.: (813) 661-9501
                           Telecopy No.: (813) 661-9601

                  With a required copy to:

                           Foley & Lardner
                           100 N. Tampa Street, Suite 2700
                           Tampa, FL 33602
                           Attention: Martin A. Traber
                           Telephone No.: (813) 229-2300
                           Telecopy No.: (813) 229-4210

                  (b)      If to AES prior to the Closing to:

                           American Enterprise Solutions, Inc.
                           5313 Johns Road, Suite 201
                           Tampa, FL 33634
                           Attention: Charles Broes, CEO
                           Telephone No.: (813) 261-0062
                           Telecopy No.: (813) 290-9030

                  With a required copy to:

                           Agliano, Hodges & Whittemore, P.A.
                           400 North Tampa Street
                           Suite 2630
                           Tampa, Florida 33602
                           Attention: Todd Hodges
                           Telephone No.: (813) 225-1515
                           Telecopy No.: (813) 224-0070

                  If to the AES STOCKHOLDERS, as follows:

                           C/O American Enterprise Solutions, Inc.
                           5313 Johns Road, Suite 201
                           Tampa, FL 33634
                           Attention: Charles Broes, CEO
                           Telephone No.: (813) 261-0062
                           Telecopy No.: (813) 290-9030

or to such other address or counsel as any party hereto shall specify pursuant to this Section 14.8 from time to time.

            13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Florida. Any disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or nonperformance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in the County of Hillsborough, Florida and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper.

            13.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

            13.11 TIME. Time is of the essence with respect to this Agreement.

            13.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision, shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby; provided, however, that if such provision relates to the consideration to be received by the AES stockholders, such provision shall not be modified nor severed, and the declaration of invalidity shall make the Agreement voidable.

            13.13 NO THIRD PARTY BENEFICIARIES. This Agreement is solely between the parties hereto and no person not a party to this Agreement will have any rights or privileges of any nature whatsoever either as the beneficiaries or otherwise.

            13.14 TAX FREE MERGER. Notwithstanding anything to the contrary contained herein, it is the intent of the parties to effect this transaction in the form of a merger (as defined in Section 368(a)(1)(a) of the Internal Revenue Code of 1986, as amended) in which AES is the Merged Corporation and NDI is the Surviving Corporation. This Agreement shall be modified as necessary to reflect that intention of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                     NATIONAL DIAGNOSTICS, INC.


                                     By:  /s/ Curtis L. Alliston
                                         --------------------------------------
                                         Curtis L. Alliston, President & C.O.O.

                                     AMERICAN ENTERPRISE SOLUTIONS, INC.

                                     By:  /s/ Charles Broes
                                         --------------------------------------
                                         Charles Broes, CEO